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                                                                   EXHIBIT 10.11

                                VERISIGN, INC.
                        EXECUTIVE LOAN PROGRAM OF 1996
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          VeriSign, Inc., a Delaware corporation (the "COMPANY") hereby
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formulates and adopts the following Executive Loan Program of 1996 (the "LOAN
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PROGRAM") for specified employees of the Company.
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          1.    USE OF PROCEEDS.  The proceeds of a loan made hereunder shall be
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used for such purposes as the Company's Board of Directors (the "BOARD") or
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Compensation Committee thereof (subsequent references to the Board shall also mean the Compensation Committee) may, in its sole discretion, approve from time to time. It is the general intention of the Board that loans under the Loan program be made to assist executives of the Company in maintaining lifestyles consistent with their respective positions and responsibilities, thereby helping the Company retain such executives and motivating them to achieve the Company's business objectives.

          2.    QUALIFIED BORROWERS.  Loans may only be made hereunder to the
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Chief Executive Officer and any Vice-President ("QUALIFIED BORROWERS").
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          3.    AMOUNT OF LOAN.  Any Qualified Borrower shall be entitled to
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borrow an aggregate amount of up to $250,000.00.  Notwithstanding the foregoing, if Regulation G promulgated by the Board of Governors of the Federal Reserve System is deemed applicable to loans made pursuant hereto, each of the Qualified Borrowers shall take such actions as the Company deems necessary in order to comply with Regulation G, which may include the repayment of a portion of the principal balance of any outstanding loan.

          4.    TERMS OF LOAN.  Each loan shall be a full recourse loan and
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shall bear interest at the then minimum interest rate ("DESIGNATED RATE")
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required to avoid the imputation of income under (i) the below-market loan rules, (ii) the imputed interest and original issue discount rules, and (iii) any other similar provision contained in the Internal Revenue Code, as amended, or in state or local tax laws or regulations. Interest will accrue on the unpaid principal at the Designated Rate for each month during the term of the loan. Interest shall be due and payable annually on the 31st of December, and principal and accrued interest shall be due on the earlier of (i) December 31, 2005; or (ii) in the event the Qualified Borrower's employment relationship with the Company is terminated, ninety (90) days after the date the employment relationship is terminated, unless otherwise extended by a separate written agreement approved by the Board. In addition, prepayments of principal shall be required to the extent that the "fair market value" of stock pledged to secure loans hereunder does not equal or exceed amounts owed hereunder. ("Fair Market Value" of the stock shall be determined as set forth in Section 5 below.) Each loan granted under this Loan Program also shall be secured by collateral (the "COLLATERAL") represented by that number of shares of stock in the Company or
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other marketable securities acceptable to the Board owned or acquired by the
Qualified Borrower having a Fair Market Value equal to or exceeding the principal amount of the loan. The Company shall obtain a first perfected lien against the Collateral pursuant to the terms of that Pledge and Security Agreement which Qualified Borrower shall execute and deliver to the Company on the date the loan is made, together with all stock certificates evidencing such Collateral and appropriate stock powers.
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VeriSign, Inc.
Executive Loan Program of 1996
Page 2

          5. For purposes of Collateral valuation under the Loan Program, "FAIR MARKET VALUE" shall mean, as of any date, the value of a share of the
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securities comprising the Collateral determined as follows:

                    5.1 if such security is then quoted on the Nasdaq National Market System, its last reported sale price on the Nasdaq National Market System on the trading day next preceding that date or, if no such reported sale takes place on the trading day next preceding such date, the average of its closing bid and asked prices on the Nasdaq National Market System on the trading day next preceding such date;

                    5.2 if such security is publicly traded and is then listed on a national securities exchange, its last reported sale price on the national securities exchange on which the security is then listed on the trading day next preceding that date or, if no such reported sale takes place on the trading day next preceding such date, the average of its closing bid and asked prices on the national securities exchange on which the security is then listed on the trading day next preceding such date;

                    5.3 if such security is publicly traded but is not quoted on the Nasdaq National Market System nor listed or admitted to trading on a national securities exchange, the average of its closing bid and asked prices on the trading day next preceding such date, as reported by The Wall Street
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Journal, for the over-the-counter market; or
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                    5.4   if none of the foregoing is applicable, by the Board
in good faith, with such determination being based upon past arms'-length sales of such security, if known, and other factors considered relevant by the Board.

          6.    FORM OF LOAN DOCUMENTS.  Each loan granted under this Loan
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Program shall be evidenced by a Promissory Note, Pledge and Security Agreement
and a Stock Power (the "LOAN DOCUMENTS") in the form attached hereto, which
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shall contain terms not inconsistent with the provisions of this Loan Program.

          7.    PROCEDURE TO OBTAIN LOAN.  Any Qualified Borrower desiring a
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loan pursuant to the provisions of this Loan Program shall submit a written request for such loan (the "PROPOSAL") to the Company at its principal business
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office, specifying the amount of the loan desired, the purpose of the loan and intended use of proceeds. The Company shall notify the Qualified Borrower of its acceptance or rejection of the Proposal within twenty (20) business days after receipt of such Proposal. If the Proposal is accepted, the funds shall be disbursed within ten (10) business days of the Company's receipt of the executed Loan Documents.

          8.    NOTICES.  All notices and other communications of any kind which
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the Company or a Qualified Borrower may be required or may desire to serve on the other party in connection with the Loan Program shall be in writing and may be delivered by personal service or by registered or certified mail,
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VeriSign, Inc.
Executive Loan Program of 1996
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return receipt requested, deposited in the United States mail with postage thereon fully prepaid, addressed to the other party at the addresses indicated in the Pledge and Security Agreement or as otherwise provided below. Service of any such notice or other communication so made by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever is earlier in time. Either the Company or a Qualified Borrower may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or other communications are thereafter to be addressed or delivered.

          9.    TERMINATION.  Loans may be made under this Loan Program at any
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time and from time to time prior to December 1, 2005, on which date this Loan
Program will expire.

          10.    EFFECTIVE DATE OF PROGRAM.  This Loan Program shall become
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effective upon its adoption by the Board.